ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Brandywine Operating Partners
Date of Purchase: 03/30/2011
Amount of Purchase: $1,775,000.00
Purchase price: $98.907
Purchased from: Wells Fargo
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: DirecTV Holdings LLC/DirecTV Financing Co., Inc.
Date of Purchase: 03/07/2011
Amount of Purchase: $625,000.00
Purchase price: $99.811
Purchased from: Morgan Stanley
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: HCP INC
Date of Purchase: 01/19/2011
Amount of Purchase: $2,350,000.00
Purchase price: $99.479
Purchased from: UBS
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Intelsat Jackson Holding
Date of Purchase: 03/22/2011
Amount of Purchase: $1,829,000.00
Purchase price: $100.00
Purchased from: Barclays
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Nationwide Financial Services
Date of Purchase: 03/22/2011
Amount of Purchase: $2,425,000.00
Purchase price: $99.42
Purchased from: Morgan Stanley
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Transnet Ltd.
Date of Purchase: 02/03/2011
Amount of Purchase: $2,100,000.00
Purchase price: $99.443
Purchased from: Barclays
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Sun Trust Banks, Inc.
Date of Purchase: 03/18/2011
Amount of Purchase: $175,289.00
Purchase price: $29.50
Purchased from: Morgan Stanley & Co. Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Warner Chilcott PLC
Date of Purchase: 03/10/2011
Amount of Purchase: $3,081,485.25
Purchase price: $23.25
Purchased from: Morgan Stanley & Co. Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: Fifth Third Bancorp
Date of Purchase: 01/20/2011
Amount of Purchase: $1,876,938.00
Purchase price: $14.00
Purchased from: J.P. Morgan Chase & Co.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/BlackRock Commodity Securities Fund
Security: Cliffs Natural Resources Inc.
Date of Purchase: 06/08/2011
Amount of Purchase: $12,844,500.00
Purchase price: $85.63
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: PNC Capital Markets, LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: ALCOA INC
Date of Purchase: 04/13/2011
Amount of Purchase: $975,000.00
Purchase price: $99.848
Purchased from: JPMSI
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: AT&T INC
Date of Purchase: 04/26/2011
Amount of Purchase: $3,600,000.00
Purchase price: $99.818
Purchased from: BOA
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: ING BANK NV
Date of Purchase: 06/01/2011
Amount of Purchase: $2,275,000.00
Purchase price: $99.850
Purchased from: DEUTSEC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Santander Holdings USA
Date of Purchase: 04/14/2011
Amount of Purchase: $715,000.00
Purchase price: $99.559
Purchased from: JPMSI
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Deutsche Telekom
Date of Purchase: 04/04/2011
Amount of Purchase: $2,400,000.00
Purchase price: $99.899
Purchased from: FB
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs U.S. Equity Flex Fund
Security: PPL Corporation
Date of Purchase: 04/11/2011
Amount of Purchase: $981,134.00
Purchase price: $25.30
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Mid Cap Value Fund
Security: PPL Corporation
Date of Purchase: 04/11/2011
Amount of Purchase: $1,094,705.75
Purchase price: $25.30
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: LinkedIn Corporation
Date of Purchase: 05/18/2011
Amount of Purchase: $643,500.00
Purchase price: $45.00
Purchased from: Morgan Stanley & Co.
Affiliated Underwriter: J.P. Morgan Chase & Co.

Fund: JNL/JP Morgan Mid Cap Growth Fund
Security: Freescale Semiconductor Holdings I, Ltd.
Date of Purchase: 05/26/2011
Amount of Purchase: $643,500.00
Purchase price: $18.00
Purchased from: Deutsche Bank Securities
Affiliated Underwriter: J.P. Morgan Chase & Co.

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.